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Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

Exhibit 10.33

AGREEMENT

        Pfizer Inc, a Delaware corporation with a business address of 235 East 42nd Street, New York, NY 10017 and its Affiliates ("Pfizer"), and Immunicon Corporation, a Delaware corporation with a business address of 3401 Masons Mill Road, Suite 100, Huntington Valley, PA 19006, and its Affiliates ("Immunicon"), enter into this Agreement for services set forth in the exhibits ("Exhibits") attached to and made part of this Agreement, from time to time, on the following terms and conditions:

        1.    DEFINITIONS:

          1.1   "Affiliates" shall mean with respect to either party, any corporation, firm, partnership or other entity which directly or indirectly controls, is controlled by, or is under common control with such party.

          1.2   "Cell Line" has the meaning set forth in any of the Exhibits.

          1.3   "Results" shall mean all information that results from Services (as defined herein).

          1.4   "Sample" has the meaning set forth in any of the Exhibits.

        2.    SCOPE OF WORK:    The work to be performed by Immunicon under this Agreement ("Services") shall be as set forth in the Exhibits attached to and made part of this Agreement, but in each case such Services shall be only to the extent as confirmed by Pfizer's Purchase Orders corresponding to such Exhibits similarly attached to and made a part of this Agreement. Immunicon will use reasonable efforts to complete the Services in a professional and diligent manner, on the schedule and at the price stated in the Exhibit and as defined in each Purchase Order.

        3.    TERM:    The term of this Agreement is one (1) year from the date of its execution by Immunicon or until the completion of the Services, whichever comes later.

        4.    PAYMENT:    In consideration for Immunicon's performance of Services under this Agreement, Pfizer will pay Immunicon in accordance with the payment amounts and schedule of each Exhibit corresponding to Services performed hereunder. Pfizer will do so against Immunicon's invoice referencing the Exhibit and the purchase order for that Exhibit, and describing the Services performed. Payment will be due within forty five (45) days after Pfizer receives such invoice.

        5.    INTELLECTUAL PROPERTY:    Each party will retain ownership of its Information and Intellectual Property furnished to the other party in connection with this Agreement. Notwithstanding any other provision of this Agreement, Immunicon acknowledges that Pfizer will use the Results of the Services as it sees fit in the development and commercialisation of Pharmaceutical products, and Pfizer acknowledges that Immunicon will use the Results of the Services which are generated solely by Immunicon as it sees fit in the development and commercialisation of diagnostic and screening products.

        6.    INFORMATION:    For purposes of this Agreement, the term "Information" means Results and any information that Immunicon may receive from Pfizer pursuant to this Agreement, where such information received from Pfizer: (a) if Immunicon receives it in written form, is marked "Confidential" and; (b) if Immunicon does not receive it in written form, is summarized by Pfizer in writing provided to Immunicon and declared by Pfizer in writing to be confidential within thirty (30) days after disclosure.

        7.    CONFIDENTIALITY:    Immunicon shall maintain the Information in confidence with the same degree of care it holds its own confidential information. Immunicon shall not use the Information except to perform the Services. Immunicon will disclose the Information only to its officers and employees directly concerned with the Exhibits and Purchase Orders, but will neither disclose the Information to any third party nor use the Information for any other purpose except as otherwise expressly permitted by this Agreement.

        8.    EXCEPTIONS TO CONFIDENTIALITY:    Immunicon's obligation of nondisclosure and the limitations upon the right to use the Information shall not apply to the extent that Immunicon can demonstrate that the Information: (a) was in the possession of Immunicon prior to the time of disclosure; or (b) is or becomes public knowledge through no fault or omission of Immunicon; or (c) is obtained by Immunicon from a third party under no obligation of confidentiality to Pfizer; or (d) is necessary to be disclosed in connection with patent filings, or as may be required to be disclosed in submissions to governmental regulatory authorities, or is required by law or regulations of a governmental entity to be disclosed. All Information will be returned or, in the case of the Exhibit, delivered to Pfizer upon termination of this Agreement for any reason, except for one copy, which Immunicon may use for the sole purpose of determining its continuing confidentiality obligation to Pfizer under this Agreement.

        9.    SURVIVAL OF CONFIDENTIALITY OBLIGATION:    All obligations of confidentiality with respect to Information of Immunicon under paragraph 8 of this Agreement shall survive the termination of this Agreement for a period of five (5) years.

        10.    INDEMNIFICATION:    Pfizer shall defend, indemnify and hold harmless Immunicon, its employees, directors and officers, from and against any and all liability which it may incur, by reason of Pfizer's use of the Results. Under no circumstances will Immunicon be liable for any special, indirect or punitive damages.

        11.    NOTICES:    Any notices permitted or required pursuant to this Agreement shall be deemed effective if made in writing and sent, postage prepaid, return receipt requested, or by overnight delivery as follows:

If to Pfizer:	Pfizer Global R&D Headquarters 50 Pequot Avenue New London, CT 06320 Attn.: Executive Vice President, PGRD with copy to: Assistant General Counsel
Invoices should be sent to the attention of Dana D. Hendricks, Ph.D. at the following address:
50 Pequot Avenue MS6025-C4140 New London, CT 06320
If to Immunicon:	Immunicon Corporation 3401 Masons Mill, Suite 100 Huntingdon Valley, PA 19006 Attention: Chief Financial Officer with copy to: Chief Counsel

        12.    ENTIRE AGREEMENT:    This Agreement, Exhibits, Purchase Orders, and invoices issued by either party pursuant to it, set forth the entire agreement between Pfizer and Immunicon as to its subject matter. None of the terms of this Agreement shall be amended except in a writing signed by both parties. In the event of any conflict or inconsistency between the terms and conditions of any

Exhibit, Purchase Order or invoice and the terms and conditions of the body of this Agreement, the latter shall govern and control.

        13.    TERMINATION:    Pfizer may terminate this Agreement with or without cause by giving five (5) business days notice to Immunicon in writing. If Pfizer terminates this Agreement, Pfizer's only obligation shall be to pay Immunicon for the Services performed up to the date of termination, at the rate provided under this Agreement, plus payment for any non-cancellable obligations in connection with Services incurred by Immunicon or which Immunicon is obligated to pay at the request or approval of Pfizer.

        14.    BREACH:    If either party materially breaches this Agreement, the other may terminate it if the breaching party does not cure the breach within sixty (60) days of receipt of written notice of same. Termination shall be without prejudice to any rights which may have been accrued to either party before termination.

        15.    FORCE MAJEURE:    Neither Pfizer nor Immunicon shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of Pfizer or Immunicon.

        16.    AUTHORITY AND COMPLIANCE:    Each party represents that it has the right and authority to enter into and perform its obligations under this Agreement. Immunicon will perform all of its obligations under this Agreement in accordance with all applicable governmental laws, rules and regulations.

        17.    CHOICE OF LAW:    This Agreement shall be construed in accordance with the laws of the State of New York.

        IN WITNESS WHEREOF the parties have caused this Agreement to be executed and delivered by their duly authorized representatives.

Immunicon Corporation		Pfizer Inc
By:	/s/ EDWARD L. ERICKSON	By:	/s/ ALAN R. PROCTOR
Name:	Edward L. Erickson	Name:	Dr. Alan R. Proctor
Title:	Chairman, President & CEO	Title:	Vice President, Strategic Alliances
Date:	2/10/03	Date:	1/24/03

Exhibit A

  DEVELOPMENT OF METHODOLOGIES FOR THE ACCESS AND EVALUATION OF RARE CIRCULATING CELLULAR EVENTS IN HUMAN BLOOD.

Rationale

        The implementation of pharmacodynamic markers as decision points in the development of oncology products requires access to specimens collected during clinical trials as well as access to specimens collected at pilot or methodology studies for biomarker development. Two major obstacles are presented to the implementation of this strategy: clinical feasibility and technical feasibility. The major obstacle to clinical feasibility is sample access, whereas lack of sensitivity is the major technical limitation. The use of highly sensitive methods of assessment of tumor and other rare cells (e.g. tumor antigen specific CTLs) may be able to overcome some of these limitations.

        Importantly, since the collection of blood samples, in a number that does not affect patient safety, is not considered a burden to the implementation of oncology trials, it may be anticipated that, in addition to the specific project samples that would be directly procured and analyzed during this agreement, a successful collaboration with Immunicon may indirectly have an overall impact on the feasibility of a biomarker strategy implementation in a multitude of oncology programs.

Background

        Immunicon is the developer of the CellTracks system. In the CellTracks system, cell analysis is undertaken in a single step of immunomagnetic selection and alignment. Specific cell targets are recognized by magnetically and fluorescent-labeled reagent antibodies coupled to nanoparticle probes. Magnetically and fluorescent- labeled cells are aligned along ferromagnetic lines of nickel (Ni) present on the upper surface of a chamber and are then scanned by a 635-nm laser focused by a compact disk (CD) objective. Importantly, cells maintain their position by magnetic forces, which create the possibility to revisit cells of interest.

        In contrast to other analytical platforms (e.g., flow cytometry, hematology analyzers, and laser scanning cytometry), only cells identified by the presence of a defined antigen are presented to the optical detection system. That is, if one is for example interested in analyzing the number and signal intensity of circulating tumor cells in blood expressing an specific marker, antibodies against that marker labeled with fluorescent dyes and magnetic nanoparticles dies are employed to mark the cells of interest. Those particular cells that express the antigen of interest will move through the blood under the influence of the system's magnetic gradient and present themselves to the optical detection system. Consequently, the analysis can be performed in the presence of all blood constituents (including treatment drugs) and no extensive sample preparation is needed. Thus, this platform is significantly less complex and more sensitive and faster than current flow analysis equipment and may provide additional functionality through its ability to subject the cells to repeated and/or varied analyses while they remain in a natural environment (i.e., whole blood).

Proposal

        We seek to establish a research agreement with Immunicon to development and validation of methods for the analysis of rare circulating cells in blood. Potential rare circulating cells are tumor cells, endothelial cells and precursors, tumor antigen specific immune cells, and antigen presenting cells, among others.

        In a first step of this agreement, [**] pilot projects will be developed before [**]. Target projects will be proposed by Pfizer Inc and their feasibility discussed with Immunicon. Final pilot projects will be decided by agreement of Pfizer and Immunicon. Potential pilot projects include:

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        Pfizer Inc will select clinical sites and investigators for the development and validation of these methodologies, as well as provide clinical funding and monitoring for the projects as part of the overall proposal.

        Materials and equipment will be provided by Immunicon.

Cost (2003-2004)

        Immunicon cost: $ 200 K total to be distributed as follows:

          $50K upfront payment upon signing of contract agreement and

          $75K on July 1st 2003 upon receipt and approval by Pfizer of feasibility and initial validation reports for the projects.

          $75K on March 1st 2004 upon receipt and approval by Pfizer of final reports for the projects. Should for any reason Pfizer would not be able to not supply the [**] samples for analysis, then Immunicon will be notified and this last payment of $75K will not be made to Immunicon.

Proposal Objectives AND Timelines

First quarter 2003

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Second quarter 2003

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First quarter 2004

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Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

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  [**]

Laboratory Objectives

        For a pharmacodynamic assay to be employed as a clinical endpoint, one must be certain that the test is able to provide accurate, reproducible and discriminating information. The performance of a test is usually defined by its performance specifications of bias, imprecision, reportable range, interference, recovery and detection limit.

        Bias, systematic error or inaccuracy, is primarily an analytic specification in which reported results differ systematically from the actual value. Test bias is determined by a comparison of methods experiment. In this experiment, bias is calculated on the basis of the differences between the results of the test under evaluation and a comparative method or a "gold standard". In the absence of a gold standard, spiking of samples could be employed or other methods of analysis.

        A minimum of 40 different patient specimens should be tested by the two methods. Importantly, the term "comparative" does not necessarily imply correctness or gold standard. As with many laboratory methods, available tests may fall within the category of state-of-the-art technology. If the differences between methods are small, then we may conclude that both methods have the same relative accuracy. If the differences are large and unacceptable, then it will be necessary to identify which method is inaccurate. Recovery and interference experiments can be employed to provide discriminating information.

        Test imprecision, also known as random error or lack of reproducibility, may be due to preanalytical and analytical factors. Determining the amount of imprecision by replication experiments should be one of the first steps in a method validation study. Several factors must be considered in the design of these experiments, including, experimental time period, sample matrix, materials and number of samples to be analyzed. Within-run or within-day replication experiments may be sufficient to offer an estimate of short-term imprecision, but total (between-day) imprecision is preferred. However, the between-day component of test imprecision may not be investigated unless replicates are assayed on different days, in which case the stability of the sample must be demonstrated for the time period between them.

        The preanalytical factors may be multiple. In the baseline state, test results may fluctuate in an individual due to random or predictable variation; this is termed intra-individual variation. The degree of variation may be increased under certain conditions, such as food intake, time of the day, exercise, acute illness, or other forms of stress. In addition, samples from an individual could be taken at different times of the day, if daily rhythm were suspected, or at different days of the month, if monthly rhythms were suspected. It is commonly accepted that a minimum of 20 samples should be measured in the time period of interest. Aliquots of fresh patient samples may be used for short-term testing, (within-run) replication studies, if this is possible.

        Materials present in a sample other that the analyte constitute its matrix. In evaluating method performance, it is important to use test samples that have a matrix as close as possible to the specimen of interest.

        Reportable range assesses the useful analytical range of a laboratory method, that is, the lowest and highest reliable test results that set the margins of a measurable response. Samples in the high and low analytical range may be employed for these purposes. Dilutions of a sample may be employed if this is feasible. In general, a minimum of at least 4- and preferably 5-different levels or concentrations are recommended. CLIA (Clinical Laboratory Improvemend Amendments, 1988) does not strictly require that a method provide a linear response, but laboratories commonly use a "linearity" type of experiment to check the reportable range for a test.

**
Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

        Bias, imprecision and reportable range complete validation requirements in most circumstances. However, in the case of tumor markers and immunoassay testing, interference, recovery and detection limit may be subsequently assessed for further method validation.

        Detection limit experiments are intended to estimate the lowest concentration of analyte that can be detected. In these experiments, two different kinds of samples are prepared. Usually, one sample is a "blank" that has a zero concentration of the analyte of interest. The second is a "spiked" sample that has a low concentration of the analyte of interest. Different estimates of detection limit may be calculated from the data on blank and spiked samples. Ideally the blank solution should have the same matrix as the spiked sample. Detection limit (or analytical sensitivity) must be verified only for high complexity methods, modified moderate complexity methods, and moderate complexity methods that have not been cleared by FDA as meeting the CLIA requirements for quality control.

        Interference and recovery experiment may be run to investigate any source of systematic error. Interference errors are independent of the concentration of the analyte being tested. Interference experiments should test, among others, the effect of therapeutic agents on the analytical reagents employed. Finally, recovery may be run to estimate the proportional systematic error. This is a type of error whose magnitude increases as the concentration of analyte increases and it is often caused by a substance in the sample matrix that reacts with the sought-for analyte and therefore competes with an analytical reagent.

Subject Population

Inclusion Criteria

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  Disease related

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  Prior/Concurrent Therapy

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  Patient related

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**
Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

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    [**]

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    9.
    Written and voluntary consent.

Exclusion Criteria

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Specimen Collection and Handling

1.
SPECIMEN COLLECTION:

        The blood will be drawn by a physician, registered nurse, or a licensed phlebotomist at the clinical site. A maximum of "X"mL of peripheral blood will be drawn from each patient. The blood will be collected into properly labeled 10mL CellSave™ evacuated blood collection tubes (minimum of [**] of blood per tube).

**
Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

2.
SHIPPING AND HANDLING OF SPECIMENS:

        The CellSave™ tubes must be maintained at ambient (10-30° C) temperature, avoiding extremes of heat and cold, at all times. The tubes must be shipped overnight to Immunicon on the same date as the draw.

        Laboratory Contact Information:

    C/o [**]
    Immunicon—Clinical Services
    3401 Masons Mill Road, Suite 100
    Huntingdon Valley, PA 19006-3574
    Phone:215-8300751 ext. 224

**
Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

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  Exhibit 10.33
Exhibit A